Master Service Agreement

IMPACT BROKERS | OCTOBER 2020
KEY CONTACTS:

RYAN STENDER | rstender@impact-brokers.com | 917-449-2447
DIA SIMMS | diasimms@impact-brokers.com | 646-656-1315

1 APPLICABILITY

These terms and conditions for services (collectively, the "Terms") are the only terms that govern the provision of services by Impact Brokers (IB) to the Joint Venture ("JV") (each, a "party" and, collectively, the "Parties").

A. The accompanying Statement of Work (the "SOW") and these Terms (collectively, this "Agreement") comprise the entire agreement between the Parties, and supersede all prior or contemporaneous understandings, agreements, negotiations, representations and warranties, and communications, both written and oral. In the event of any conflict between these Terms and the SOW, these Terms shall govern unless the SOW expressly states that the terms and conditions of the SOW shall control.

B. These Terms prevail over any of the JV's general terms and conditions regardless whether or when the JV has submitted its request for proposal, order, or such terms. Provision of services to the JV does not constitute acceptance of any of JV's terms and conditions and does not serve to modify or amend these Terms.

2 SERVICES

IB shall provide the services to the JV as described in the SOW (the " Services") in accordance with these Terms.

3 PERFORMANCE DATES

IB shall use best efforts to meet any performance dates specified in the SOW. -

4 OBLIGATIONS OF the JV and IB:

(a) The JV shall:

A. reasonably cooperate with IB, at no cost to the JV, in all matters relating to the Services and provide such access to JV's premises and such office accommodation and other facilities as may reasonably be requested by IB, upon reasonable advance notice and as agreed with the JV in advance for the purpose of performing the Services;

B. respond promptly to any IB request to provide direction, information, approvals, authorizations, or decisions that are reasonably necessary for IB to perform the Services in accordance with the requirements of this Agreement; and

C. provide such materials or information as IB may reasonably request to carry out the Services in a timely manner and ensure that such materials or information are complete and accurate in all material respects.

(a) IB shall:

A. Appoint a IB employee to serve as a primary contact with respect to this Agreement and who will have authority to act on behalf of IB in connection with matters pertaining to this Agreement and IB personnel who shall be suitably skilled, experienced and qualified to perform the Services;

B. Before the commencement of services, obtain and at all times during the Term of this Agreement maintain, all necessary licenses and consents and comply with all relevant laws applicable to the provision of Services

C. Comply with, and ensure that all IB personnel comply with, all rules, regulations and policies of the JV that are communicated to IB in writing, including security procedures concerning systems and data and remote access thereto, building security procedures, and general health and safety practices and procedures;

D. Maintain complete and accurate records relating to the provision of Services under this Agreement; and

E. Be responsible for all IB personnel and for the payment of their compensation relative to this statement of work.

5 JV'S ACTS OR OMISSIONS

If IB's performance of its obligations under this Agreement is solely prevented or delayed by any willful or grossly negligent act or omission of the JV or its agents, subcontractors, consultants, employees and independent contractors, IB shall not be deemed in breach of its obligations under this Agreement or otherwise liable for any costs, charges or losses sustained or incurred by JV, in each case, to the extent arising from such prevention or delay.

6 CHANGE ORDERS

A. If either party wishes to change the scope or performance of the Services, it shall submit details of the requested change to the other party in writing. IB shall, within a reasonable time after such request (but not more than five (5) business days after receipt of JV's written request), provide a written estimate to the JV of:

i. the likely time required to implement the change;

ii. any necessary variations to the fees and other charges for the Services arising from the change;

iii. the likely effect of the change on the Services; and

iv. any other impact the change might have on the performance of this Agreement.

B. Promptly after receipt of the written estimate, the Parties shall negotiate and agree in writing on the terms of such change (a "Change Order"). Neither party shall be bound by any Change Order unless mutually agreed upon in writing in accordance with Section 26.

7 FEES AND EXPENSES; PAYMENT TERMS; INTEREST ON LATE PAYMENTS

A. In consideration of the provision of the Services by IB and the rights granted to the JV under this Agreement, The JV shall pay the fees set forth in the SOW. Payment to IB of such fees and the reimbursement of any agreed upon expenses pursuant to this Section 7 shall constitute payment in full for the performance of the Services, and the JV shall not be responsible for paying any other fees, costs or expenses.

B. The JV agrees to reimburse IB for all reasonable travel and out-of-pocket expenses incurred by IB in connection with the performance of the Services, provided that IB provides reasonably satisfactory evidence of such paid expenses to the JV. Any additional expenses, including without limitation non-local travel, third party research, copywriting, video editing, non-Shopify digital programming, music rights, production of video, production of photo shoot, post-production editing, mechanicals, rush charges, final design/prepress production, legal clearance, overnight mail (when requested by JV), and original photography/art, are subject to the prior written approval of the JV.

C. Upon the JV's request, IB may, in its sole discretion, make recommendations and introductions to specialty agencies and/or supply vendors as appropriate.

D. The JV shall pay all undisputed invoiced amounts due to IB within thirty (30) days after JV's receipt of IB's invoice. The JV shall make all payments hereunder in US dollars by wire transfer or by check. The JV may withhold payment on any portion of the invoiced amount that it disputes reasonably and in good faith (namely, based on an incorrect invoice amount or material failure to render the Services) if it provides IB with written notice of such dispute together with reasonable detail of the facts underlying such dispute along with the payment of the undisputed amounts. The Parties shall meet within 10 days of IB's receipt of said written notice and attempt in good faith to resolve the dispute. If the Parties have been unable to resolve the dispute, and if the dispute relates to whether amounts were properly charged or Services actually performed, either party may submit the dispute to an independent third party auditing firm that is mutually agreeable to the Parties. The Parties shall cooperate with such auditing firm and shall provide such auditing firm access to such books and records as

may be reasonably necessary to permit a determination by such auditing firm. The resolution by such auditing firm shall be final and binding on the Parties. Upon final determination that any amount in dispute under this Section 7 is owed to IB, The JV shall promptly pay to IB such amount, together with interest at a rate equal to the prime rate of interest on the original due date published by The Wall Street Journal, from the original due date of such amount to the date of actual payment. The auditing firm shall use commercially reasonable efforts to complete its work within thirty (30) days following its engagement. The expenses of the auditing firm shall be apportioned equally between the Parties.

In the event undisputed payments are not received by IB within thirty (30) days after becoming due, IB may charge a late fee on any such unpaid payment equal to 2.5%.

8 TAXES

The JV shall be responsible for all sales, use and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state or local governmental entity on any amounts payable by The JV hereunder; provided that in no event shall the JV pay or be responsible for any taxes imposed on, or with respect to, IB's income, revenue, gross receipts, personnel or real or personal property or other assets.

9 INTELLECTUAL PROPERTY

A. Intellectual Property. Except to the extent the Deliverables include any of IB's Pre-Existing Properties or 3rd Party Material (as defined below) or to the extent that the JV rejects the Deliverables and they are not included in any the JV's campaign, The JV is and shall be, the sole and exclusive owner of all rights, title and interest in and to all results and proceeds of the Services, and the documents, work product and other materials that are delivered to the JV hereunder, or prepared by or on behalf of IB in the course of performing the Services, including any items identified as such in the SOW (collectively, the "Deliverables") and including all intellectual property rights, including copyrights, patents, patent disclosures and inventions (whether patentable or not), trademarks service marks, trade secrets, know-how and other confidential information, trade dress, trade names, logos, corporate names and domain names, together with all of the goodwill associated therewith, derivative works and all other rights therein (collectively, "Intellectual Property Rights"). IB hereby assigns to the JV any and all right, title and interest (including moral rights) in and to the Deliverables, and any and all Intellectual Property Rights therein as it may have, including without limitation, copyrights, and the right to sue for damages and other relief for past infringement of any such rights. The JV shall be considered, forever

and for all purposes throughout the universe, the author and sole owner of all Intellectual Property Rights relating to the Deliverables, including but not limited to all copyrights, with the right to edit or otherwise make changes therein, in any and all media now known or hereafter devised, as The JV may decide from time to time, in its sole and absolute discretion, except as otherwise expressly provided herein. IB shall (at any time during or after the term of the Contract) perform all lawful acts and execute such instruments without cost to IB as The JV may reasonably deem necessary to confirm JV's ownership and to assist The JV in the protection, registration, enforcement, defense, and maintenance of JV's rights in and to all Intellectual Property Rights relating to the Deliverables. As IB may also be an equity holder in the JV, the rights live with members of each entity according to the rights of each entity.

B. IB Pre-Existing Property and 3rd Party Materials. IB shall retain all rights and title to IB's Pre-Existing Properties, defined as any pre-existing materials specified in a SOW and all documents, data, know-how, methodologies and other materials by or used by IB in connection with performing the Services, in each case developed or acquired by IB prior to the commencement or independently of this Agreement. "Third Party Materials" are defined as third party materials, content, data and other information provided by the JV to IB or requested by the JV to be obtained and used by IB, subject to the terms and provisions herein, in connection with the Services and Deliverables set forth in any SOW. If IB incorporates any IB Pre-Existing Properties or 3rd Party Materials into the Deliverables, IB shall: (a) obtain JV's approval for the use of the IB Pre-Existing Properties or 3rd Party Materials, (b) and procure, at its sole cost and expense, all rights necessary to grant The JV(including JV's contractors, Affiliates, and agents) a non-exclusive, royalty-free, fully paid up, irrevocable, worldwide, perpetual license (with the right to sublicense) to make, have made, sell, offer for sale, use, execute, reproduce, modify, adapt, display, perform, distribute, make derivative works of, import, export, and disclose IB's Pre-Existing Properties and Third Party Materials in connection with the Deliverables and to permit others to do any of the foregoing. "Affiliates" are defined as an entity that directly or indirectly, controls, is controlled by or is under common control with, an entity. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. C. IB shall have no right or license to use any The JV documents, data, know-how, methodologies, software and other materials provided to The JV by IB except solely during the Term of this Agreement and to the extent necessary to provide the Services to The JV and provided that the JV has previously consented to such use.

D. Each party is and shall remain the sole and exclusive owner of all of its trade names, trademarks, logos or other intellectual property (the "Party IP") and neither party shall use the other party's Party IP for any purposes except as expressly authorized by the other party in

writing in each instance.

10 CONFIDENTIAL INFORMATION

A. "Confidential Information" means any information that is treated as confidential by a party, including, without limitation, trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing, and marketing. Confidential Information shall not include information that: (a) is already known to the receiving party without restriction on use or disclosure prior to receipt of such information from the disclosing party; (b) is or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the receiving party; (c) is developed by the receiving party independently of, and without reference to, any Confidential Information of the disclosing party; or (d) is received by the receiving party from a third party who is not under any obligation to the disclosing party to maintain the confidentiality of such information. Each party agrees (x) not to disclose or otherwise make available Confidential Information of the other party without the prior written consent of the disclosing party; provided, however, that the receiving party may disclose such Confidential Information to its officers, employees, consultants and legal advisors who have a "need to know", who have been apprised of this restriction and who are themselves bound by nondisclosure obligations at least as restrictive as those set forth in this Section 10; (y) to use the Confidential Information of the disclosing party only for the purposes of performing its obligations under this Agreement; and (z) to promptly notify the disclosing party in the event it becomes aware of any loss or disclosure of any of the Confidential Information of the disclosing party. If the receiving party becomes legally compelled to disclose any Confidential Information, the receiving party shall provide (i) prompt written notice of such requirement to the disclosing party so that the disclosing party may seek, at its cost, a protective order or other remedy; and (ii) reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure. If, after providing such notice and assistance as required herein, the receiving party remains required by applicable law to disclose any Confidential Information, the receiving party shall disclose no more than that portion of the Confidential Information which, on the advice of its legal counsel, receiving party is legally required to disclose and upon the disclosing party's request, shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment. Information which the JV discloses to IB that the JV considers confidential shall be so marked as "The JV Confidential Information." Information which IB discloses to the JV that IB considers confidential shall be so marked

as "IB Confidential Information."

B. IB agrees to use the JV Confidential Material only to render the Services and deliver the Deliverables. The JV agrees to use the IB Confidential Information only to make use of the Services and Deliverables.

C. Either party shall be entitled to injunctive relief for any violation of this Section.

D. The provisions of this Section 10 shall survive the expiration or sooner termination of the Term.

11 REPRESENTATION & WARRANTY

A. IB represents and warrants to the JV that (a) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering; (b) it has the full right, power and authority to enter into this Agreement, to grant the rights and licenses hereunder and to perform its obligations hereunder; (c) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and (d) when executed and validly by such party, this Agreement shall constitute the legal, valid and binding obligation of IB, enforceable against such party in accordance with its terms.

B. IB represents and warrants to the JV that (a) it shall perform the Services using personnel of required skill, experience and qualifications and in a professional manner in accordance with generally recognized industry standards for similar services and shall devote adequate resources to meet its obligations under this Agreement; (b) it is in compliance with, and shall perform the Services in compliance with, all applicable local, state and federal laws; (c) The JV shall receive good and valid title to all Deliverables, free and clear of all encumbrances and liens of any kind; (d) to IB's knowledge, none of the Services, Deliverables and JV's use thereof infringe or will infringe any Intellectual Property Rights of any third party; (e) the Services and Deliverables will be in conformity with all requirements and specifications stated in this Agreement; and (f) the Deliverables shall be of a consistent, first quality nature and in accordance with those standards customarily recognized within the industry, and shall be of such style, appearance, quality and consistency as shall be adequate and suitable for the protection and enhancement of the goodwill and brand equity of JV.

C. In the event of IB's breach of the warranty set forth in Section 11B, IB shall use reasonable efforts to cure such breach, provided that if IB cannot cure such breach within a reasonable time (but not more than sixty (60) days) after JV's written notice of such

breach, the JV may, at its option, terminate this Agreement by serving written notice of termination in accordance with Section 23 and, in addition to any direct damages sought by JV, IB shall, within thirty (30) days after receipt of JV's termination notice, refund to the JV any fees paid by the JV as of the date of termination for Services and Deliverables less a deduction equal to the fees for receipt or use of such Deliverables or Services up to and including the date of termination on a pro-rated basis.

12 DISCLAIMER

A. EXCEPT FOR THE WARRANTY SET FORTH IN SECTION 11B, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IB MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE SERVICES, INCLUDING ANY (A) WARRANTY OF MERCHANTABILITY; OR (B) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE.

13 LIMITED LIABILITY AND INDEMNIFICATION

A. EXCEPT WITH RESPECT TO LIABILITY ARISING FROM A PARTY'S INDEMNIFICATION AND/OR CONFIDENTIALITY OBLIGATIONS HEREUNDER, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, REVENUE OR PROFIT OR LOSS OF DATA OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES WHETHER

ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT IB HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

B. Each party ("Indemnifying Party") shall indemnify, defend and hold harmless the other party, its affiliated companies, partners and parent companies, and each of their respective officers, directors, employees, and agents ("Indemnified Parties"), from and against any and all liabilities, claims, suits, actions, causes of action, damages, costs, reasonable settlements, and expenses (including, without limitation, reasonable attorneys' fees and court costs) brought by a third party (a "Claim"), to the extent arising out of or attributable to any material breach or allegation which, if true, would constitute a material breach, of the Indemnifying Party's representations, warranties, covenants and other obligations hereunder (provided that such indemnification obligation shall apply whether such Claim is true or untrue), and, with respect to IB's indemnification of JV, any Claim relating to the services provided by IB to the JV pursuant to this Agreement. The Indemnified Party shall (i) promptly notify the Indemnifying Party in writing of any such Claim (a delay in such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such delay prejudices the defense of such Claim) and give the Indemnifying Party the opportunity to defend or settle any such Claim at the Indemnifying Party's sole cost and expense and (ii) cooperate with the Indemnifying Party, at the Indemnifying Party's sole cost and expense, in defending or settling such claim. The Indemnifying Party shall promptly undertake to discharge its obligations hereunder and shall employ counsel reasonably acceptable to the Indemnified Party to defend any such Claim asserted against the Indemnified Party. The Indemnifying Party shall not settle any Claim against the Indemnified Party without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall have the right to participate in the defense of any Claim at its sole cost and expense.

14. TERMINATION

A. **Termination for Breach**. In addition to any other available remedies under applicable

law, either party may terminate this Agreement (i) if the other party files a petition for bankruptcy, becomes insolvent, or makes an assignment for the benefit of its creditors, or a receiver is appointed for the other Party or its business; or (ii) upon the occurrence of a material breach of this Agreement by the other party that is not cured within thirty (30) days of the breaching party's receipt of written notice identifying the matter constituting the breach.

B. **Obligations upon Termination**. Upon termination of this Agreement pursuant to its terms, IB will invoice the JV for any fees owed (including on a *pro rata* basis), and approved expenses incurred, for Services performed and Deliverables provided prior to the effective date of termination. IB shall deliver invoices for any outstanding amounts owed by the JV to IB within thirty (30) days of the effective date of the termination (the "Outside Billing Date"). In addition, IB shall deliver to the JV all Deliverables (including completed and in-progress work) created through the effective date of the termination. IB will refund to the JV the amount of the fees, if any, for those Services and Deliverables paid by the JV to IB but not provided. Additionally, upon expiration or termination of this Agreement, each party in possession of the other party's Confidential Information will each return or destroy (to be promptly confirmed in writing to the disclosing party) all Confidential Information and all embodiments thereof then in its possession or control, without retaining any copies thereof. Notwithstanding the foregoing, no expiration or termination of this Agreement, or a party's return or destruction of the other party's Confidential Information, will affect its obligations with respect to Confidential Information under this Agreement, all of which will continue in full force and effect in perpetuity.

C. **Survival**. In addition to the payment obligations described in this Agreement (including IB's obligation to refund to the JV the amount of any overpayments or payment for Services not rendered or Deliverables not delivered in the event of the termination of this Agreement), all provisions that expressly state that they will survive the expiration or earlier termination of this Agreement shall survive the expiration or earlier termination of this Agreement.

15. WAIVER

No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement operates or may be construed as a waiver thereof.

No single or partial exercise of any right, remedy, power or privilege hereunder precludes any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16. FORCE MAJEURE

Neither party will have any liability to the other party, nor be deemed to have defaulted or

breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement when and to the extent such failure or delay is caused by or results from acts or circumstances beyond the reasonable control of either party, including, without limitation, acts of God, flood, fire, earthquake, explosion, governmental actions, war, invasion or hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest, national emergency, revolution, insurrection, epidemic, pandemic, lock-outs, strikes or other labor disputes (whether or not relating to the either party's workforce or restraints or delays affecting carriers or inability or delay in obtaining supplies of adequate or suitable materials, materials or telecommunications breakdown or power outrage, provided that, if the event in question results in delay or non- performance of the obligations of the affected party for a continuous period in excess of thirty (30) consecutive days, then the other party shall be entitled to give notice in writing to the affected party to terminate this Agreement.

17. ASSIGNMENT

The rights and obligations of either party under this Agreement may not be assigned, subcontracted (except as set forth in this Agreement) or transferred without the prior written consent of the other Party; provided that consent will not be required for the JV to assign such rights and obligations to (i) a third party that controls, is controlled by or is under common control with such party, or (ii) a third party in connection with a merger, acquisition or consolidation by or with such party or a sale or transfer of all or substantially all of such party's businesses and assets. The JV shall give IB notice of an event described in clause (i) or (ii) of the preceding sentence promptly after the effective date of such transfer. Any purported transfer or assignment in violation of this paragraph will be void and will have no effect. The provisions of this Agreement will be binding upon and will inure to the

benefit of the Parties and their respective permitted assigns and transferees.

18. NO THIRD-PARTY BENEFICIARIES

This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of these Terms.

19. GOVERNING LAW

All matters arising out of or relating to this Agreement are governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Florida.

20. DISPUTE RESOLUTON

Where the Parties fail to mutually agree as to any issues requiring immediate resolution, the matter will be escalated to senior management of each entity for resolution. In the event that the aforesaid matter is not resolved within ten (10) business days of the above-referenced meeting, or in the event of any other dispute arising under this Agreement, the Parties agree that all such disputes shall be resolved pursuant to arbitration in the state of Florida with the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules (Expedited Arbitration). Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within two (2) business days after such submission or application, select a single arbitrator having at least ten (10) years' experience serving as an arbitrator in commercial disputes, (ii) the arbitration shall commence two (2) business days thereafter and shall be limited to a total of fifteen (15) hours on the date of commencement until completion, and (iii) the arbitrator shall make a determination within five (5) business days after the

conclusion of the presentation of JV's and IB's cases, which determination shall be limited to a decision on the issue which required resolution. The arbitrator's determination shall be final and binding upon the Parties. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than ten (10) business days after the rendering of such decision. The successful party may seek to have the arbitrator determine whether all fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party.

21. NOTICES

All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "Notice") shall be in writing and addressed to the Parties at the addresses set forth in the SOW or to such other address that may be designated by the receiving party in writing. All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt of the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section. Copies of notices to The JV shall be sent to: ____________________________

22. SEVERABILITY

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

23. SURVIVAL

Provisions of these Terms, which by their nature should apply beyond their terms, will remain in force after any termination or expiration of this Agreement.

24. AMENDMENT & MODIFICATION

This Agreement may only be amended or modified in a writing which specifically states that it amends this Agreement and is signed by an authorized representative of each party.

25. PUBLICITY. Neither party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement without the prior written consent of the other party. Once Deliverables are published by JV, IB may showcase the Deliverables on IB's website and social media.

26. COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement (including any SOW entered into in connection herewith) may be executed by manual or facsimile/electronic signatures and in counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. Facsimile/electronic signatures or signatures delivered in counterparts or via electronic mail as a PDF (Portable Document Format) attachment shall hold the same force and effect as an original signature for purposes of binding the Parties to this Agreement.

27. NON-DISPARAGEMENT. IB shall not, and shall not authorize its members, directors, representatives, agents, officers, employees or other affiliates to, disparage or otherwise take actions or statements, written or oral, that denigrate, disparage or defame the goodwill or reputation of the JV or of JV's members or otherwise attempt to injure or interfere with the JV's or JV's members' reputation, affairs or business, or negatively comment on the JV or its reputation, business operations, products, and services. The JV shall not, and shall not authorize its members, directors, representatives, agents, officers, employees or other affiliates to disparage or otherwise take actions or statements, written or oral, that denigrate, disparage or defame the goodwill or reputation of IB or otherwise attempt to injure or interfere with IB's reputation, affairs or business or negatively comment on IB or its reputation, the Services, or other business relationships.

SIGNATURE PAGE IMMEDIATELY
FOLLOWS

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of this day of October, 2020.

IMPACT BROKERS, LLC

By: [signature]
Name: Ryan Stender
Title: Founder
Date: 10-9-2020

JOINT VENTURE

By: [signature]
Name: Todd Davis
Title: CEO
Date: 10-9-2020

Appendix A | Impact Brokers 2020 - 2021 Scope of Work Proposal

The Joint Venture is retaining Impact Brokers for strategic, creative, and operational support. The term of the engagement will run from October 1 through the duration of the JV agreement.

Impact Brokers has built this scope of work proposal, based on the goal all-in launch & Year 1 cost of $1,235,000 that is allocated as follows:

Khaled CBD Project- Year One Marketing Support

Activity	Element	Quantities	Monthly	Total Est Cost
Gifting/Seeding	Trade (Gatekeepers)	400		$80,000.00
	Press	100		$20,000.00
	Influencers	100		$20,000.00
Content Placement	Music Videos	4		$60,000.00
	BTS making of album	10		$50,000.00
	Khaled Doc (Amazon)	1		$50,000.00
Media Day	Photoshoot	1		$150,000.00
	Press Day	1		$25,000.00
Campaign Art Assets	Designer Support	12	$10,000.00	$120,000.00
Talent Amplification	Social Media Posts			$150,000.00
Press	Press/Amplification Supp	12	$10,000.00	$120,000.00
Khaled Impact	General Support			$100,000.00
Management Fee	General Support	2	$ 20,000.00	$ 40,000.00
Management Fee	General Support	10	$ 25,000.00	$ 250,000.00
				$1,235,000.00

The following deliverables have been identified to support the aforementioned activities:

- Strategy (Ongoing)
  - Full launch campaign overview that can be shared with JV by November 1, 2020
  - Full year strategic marketing plan that can be shared with distributors by December 1, 2020
  - Strategic approach to an integrated media and social strategy, with key strategic recommendation or digital media, influencer or brand partnerships
- Social / Digital (Ongoing)
  - Build a robust Social Media Strategy and accompanying plan intended to increase fan participation
  - Create communications calendar to support social media programming
  - Lead content ideation, creation, and deployment
  - Community Management
- Product Gifting for Trade, Press and Influencers (Ongoing)
  - Ideate and develop gifting package for JV approval
  - Work with JV to determine gifting list
  - Distribution of gifting packages
  - Follow-up on ensure gifting package arrival
- Content Placement for Videos and additional Branded Entertainment opportunities (Ongoing)

- Work with media partner or record label to develop integration
- Secure reasonable approval from the JV for integration and overall treatment
- Ensure product gets to the set
- On-site representative at all video and photo shoots to ensure proper integration
- Secure all approvals by the JV
- Work with label and JV to secure assets for additional amplification
- Develop execution plan of content

- BTS Making of the Album
  - Work with talent's team to develop content plan
  - Secure reasonable approval from the JV for integration and overall treatment
  - Ensure product gets to the shoot
  - Secure all approvals by the JV
  - Work with talent's team to schedule delivery of assets
  - Develop execution plan of content and amplification
- Media Day Execution
  - Develop and secure JV and talent approval of shot list
  - Work with talent team to produce photoshoot
  - Secure JV and talent approval of edited assets
  - Identify and secure approval of media outlets to be on site during shoot
  - Develop and secure approval of key messaging for talent to share with media
  - Oversee on-site media interviews
  - Develop recap of content performance
- Campaign Art Assets (Ongoing)
  - Work with talent team to retrieve unedited social and digital asset for refinement
  - Direct design team to edit and size all creative programming assets according to specs
  - Secure final approval from talent and JV on final edited assets
- Influencer Amplification (Ongoing)
  - Identify influencer to support programming activity
  - Secure approval from JV on influencer participation in programming
  - Negotiate influencer agreements
  - Provide influencer with necessary product for program inclusion
  - Secure approval from JV of influencer content
  - Manage delivery of influencer content according to approved schedule and timeline
  - Develop recap of content performance
- Press Support (Ongoing)
  - Procure and manage PR team
  - Work with PR team to develop a robust PR plan focused on showcasing the growing business and the visionary that created it
  - Establish and report on measurable objectives for PR coverage/value, ROI on marketing initiatives and integrated events
  - Oversee daily PR team responsibilities including, but not limited to, writing and editing press releases, developing pitch stories across consumer segments, and crafting talking points for executive representatives
  - Represent the brand in the media and at all industry/trade events

COST BREAKDOWN AND PAYMENT TERMS

For all deliverables outlined in the above, a minimum fee of $1,235,000 (USD) for services and production costs would be due to Impact Brokers, LLC under the following installments and agreed upon dates:

Payment 1: $492,500 (Includes 50% programming costs + $20,000 October Retainer Fee) is due October 16

Payment 2: $20,000 (November Retainer Fee) due November 1, 2020

Payment 3: $25,000 (December Retainer Fee) due December 1, 2020

Payment 4: $25,000 (January Retainer Fee) due January 1, 2020

Payment 5: $25,000 (February Retainer Fee) due February 1, 2020

Payment 6: $261, 250 (Includes 25% programming costs + $25,000 March Retainer Fee) due March 1, 2021

Payment 7: $25,000 (April Retainer Fee) due April 1, 2021

Payment 8: $261, 250 (Includes 25% programming costs + $25,000 May Retainer Fee) due May 1, 2021

Payment 9: $25,000 (June Retainer Fee) due June 1, 2021

Payment 10: $25,000 (July Retainer Fee) due July 1, 2021

Payment 11: $25,000 (August Retainer Fee) due August 1, 2021

Payment 5: $25,000 (September Retainer Fee) due September 1, 2021

ASSUMPTIONS

This Scope of Work is contingent upon the following assumptions:

1. Ongoing collaboration between The JV and IB through launch, with 1x weekly status & content reviews with key decision makers
2. Consolidated JV feedback to each creative & strategy presentation within 5 days
3. Programming will be subject to change and are contingent upon talent's commitments to activities